UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 28, 2025
PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33554	76-0168604
(Commission File Number)	(IRS Employer Identification No.)

3200 Kirby Drive, Suite 600	Houston	TX		77098
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s telephone number, including area code			(713)	335-5151

(Former Name or Former Address, if Changed Since Last Report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock $0.001 par value per share	PRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On May 1, 2025, PROS Holdings, Inc. (the "Company") issued a press release announcing financial results for its quarter ended March 31, 2025. A copy of the press release, dated as of May 1, 2025, is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The press release contains forward looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.
The information in Item 2.02 of this Current Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information contained herein and in Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission ("SEC") by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2025, the Company issued a press release announcing the hiring of Mr. Jeffrey (Jeff) B. Cotten as President and Chief Executive Officer, effective June 2, 2025. Since 2024, Mr. Cotten has served as Chairman of Alvaria, Inc. where he served as CEO from 2022 to 2024. Previously, Mr. Cotten served as CEO of Tenfold from 2019 to 2022. Upon commencing employment and taking office as President and Chief Executive Officer, Mr. Cotten will join the Company's Board of Directors as a Class III director with an initial term expiring at the 2028 annual meeting of stockholders. As an employee director, Mr. Cotten will not receive any additional compensation for serving as a director.

Mr. Cotten, 47, has no family relationships with any of the Company's directors or executive officers and is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Cotten and any other persons pursuant to which Mr. Cotten was selected as a director.

On April 28, 2025, the Company entered into an Employment Agreement (the "Agreement") with Mr. Cotten. Pursuant to the Agreement, Mr. Cotten is entitled to an annual base salary of $555,000.00 per year and is eligible to participate in the Company's employee bonus plans as authorized by the Company’s Board of Directors with an annual incentive bonus target equal to 100% of Mr. Cotten's base salary. Also, in connection with the commencement of Mr. Cotten's employment, the Compensation and Leadership Development Committee will award certain equity awards to Mr. Cotten. In the event Mr. Cotten's employment is terminated by him for good reason or by us without cause, provided Mr. Cotten delivers a general release, he will receive (i) his full base salary each month for the following 12 months, (ii) a pro rated bonus for the year in which the termination occurs, (iii) an amount equal to 12 times the monthly cost of Mr. Cotten's health benefits, and (iv) the acceleration of vesting of outstanding equity awards with respect to such shares that would have vested following the date of termination and prior to the first anniversary of his termination date.

Alternatively, if Mr. Cotten's employment is terminated by us without cause or if he resigns for good reason within three months prior to, or within 12 months after, a change in control of the Company, provided Mr. Cotten delivers a general release, he will receive (i) an amount equal to 150% of his annual salary, (ii) any unpaid bonus earned prior to the termination relating to the fiscal year preceding the date of termination, (iii) a pro rated bonus for the year in which the termination occurs, (iv) the payment of an aggregate bonus equal to 150% of bonus Mr. Cotten would have received under the applicable bonus plan at 100% of performance targets, (v) an amount equal to 18 times the monthly cost of Mr. Cotten's health benefits, and (v) the acceleration of vesting of all equity awards with respect to such shares that would have vested following the date of termination provided that in the event a change in control occurs on or before December 31, 2025 only 50% of such equity awards will accelerate. Mr. Cotten is subject to non-competition and non-solicitation restrictions during the term of his employment and for the 12-month period following the termination of his employment. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Mr. Cotten will also be offered the Company’s standard indemnification agreement for officers and directors. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 15, 2017 and is incorporated by reference herein.

Consistent with the Company's October 29, 2024 announcement, the Company's current President and Chief Executive Officer, Andres Reiner, will be retiring from such offices effective as of Mr. Cotten's start date. Mr. Reiner also expects to resign from the Company's Board of Directors on such date. Mr. Reiner’s resignation from the Board of Directors will be in connection with his retirement and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01.    Regulation FD Disclosure

On May 1, 2025, the Company published the Q1 2025 Investor Presentation ("Investor Presentation") on the Investor Relations section of the Company’s website located at https://ir.pros.com/. From time to time, the Company may also present and/or distribute the Investor Presentation to the investment community to provide updates and summaries of its business. A copy of the Q1 2025 Investor Presentation is furnished herewith as Exhibit 99.2. Investors should note that the Company uses the Investor Relations section of its corporate website to announce material information to investors and the marketplace. While not all of the information that the Company posts on its corporate website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in the Company to review the information that it shares on the Investor Relations section of its website.

The information contained in the Investor Presentation is summary information that is intended to be considered in the context of the Company's SEC filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

On May 1, 2025, the Company issued a press release announcing the employment of Mr. Cotten effective June 2, 2025. A copy of the press release is furnished herewith as Exhibit 99.3.

The information in Item 7.01 of this Current Report, including Exhibits 99.2 and 99.3 attached hereto, shall not be deemed "filed" for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information contained in this Item 7.01 and in Exhibits 99.2 and 99.3 shall not be incorporated by reference into any registration statement or other document filed with the SEC by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Employment Agreement, dated April 28, 2025, between Jeffrey Cotten, PROS, Inc. and PROS Holdings, Inc.

99.1	Press Release dated May 1, 2025.

99.2	Investor Presentation dated May 1, 2025.

99.3	Press Release dated May 1, 2025.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROS HOLDINGS, INC.

May 1, 2025	/s/ Stefan Schulz
Stefan Schulz
Executive Vice President and Chief Financial Officer